CERTIFICATE OF TRUST

                                       OF

                     TEMPLETON EMERGING MARKETS INCOME FUND

     This Certificate of Trust of Templeton Emerging Markets Income Fund, a statutory trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 DEL. C.ss.3801 et seq.), sets forth the following:

     FIRST: The name of the statutory trust formed hereby is Templeton Emerging Markets Income Fund.

     SECOND: The address of the registered office of the Trust in the State of Delaware is 919 North Market Street, Suite 600, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is SR Services, LLC.

     THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80a-1 et seq.).

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the 2nd day of December 2003.



/s/CHARLES B. JOHNSON                          /s/EDITH E. HOLIDAY
-------------------------------------          --------------------------------
Charles B. Johnson                             Edith E. Holiday

/s/HARRIS J. ASHTON                            /s/BETTY P. KRAHMER
-------------------------------------          --------------------------------
Harris J. Ashton                               Betty P. Krahmer

/s/NICHOLAS F. BRADY                           /s/GORDON S. MACKLIN
-------------------------------------          --------------------------------
Nicholas F. Brady                              Gordon S. Macklin


/s/FRANK J. CROTHERS                           /s/FRED R. MILLSAPS
-------------------------------------          --------------------------------
Frank J. Crothers                              Fred R. Millsaps


/s/HARMON E. BURNS                             /s/FRANK A. OLSON
-------------------------------------          --------------------------------
Harmon E. Burns                                Frank A. Olson


/s/S. JOSEPH FORTUNATO                        /s/CONSTANTINE D. TSERETOPOULOS
-------------------------------------         ---------------------------------
S. Joseph Fortunato                           Constantine D. Tseretopoulos

/s/ANDREW H. HINES, JR.
-------------------------------------
Andrew H. Hines, Jr.